Exhibit 10.3

GSI COMMERCE, INC.

1996 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD

Name:

Address:

Date:

1. Grant of Award. You are hereby granted a restricted stock award, effective as of the date hereof, to purchase                      shares (the “Restricted Stock”) of Common Stock, par value $.01 per share (“Common Stock”), of GSI COMMERCE, INC. (the “Company”) at a purchase price of $.01 per share pursuant to the Company’s 1996 Equity Incentive Plan (the “Plan”).

2. Shareholder Status. You shall have no rights with respect to this Award unless you accept this Award by written instrument delivered or mailed to the Company accompanied by payment in full of the specified purchase price of the shares covered by this Award. Payment may be by certified or bank check or other instrument acceptable to the Board. Subject to any terms and conditions imposed by the Plan, upon the occurrence of all of the conditions set forth in the immediately preceding sentence, you will have all the rights of a stockholder with respect to such stock, including voting and dividend rights, subject to the restrictions described in Section 3 below. Unless the Board otherwise determines, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan.

3. Forfeiture of Restricted Stock. Except as otherwise specifically provided by the Plan, none of the shares of the Restricted Stock subject to this Award may be transferred, sold, assigned, exchanged, pledged, gifted or otherwise disposed of. These restrictions on transfer will lapse on the dates and with respect to the number of shares of Common Stock set forth below, unless you suffer a Status Change (as defined in the Plan) for any reason prior to the date on which the restrictions are scheduled to lapse. If you suffer a Status Change (as defined in the Plan) for any reason, all shares of Restricted Stock then held by you must be offered for sale to the Company at the price you paid for such shares. Upon the lapse of the restrictions with respect to a specified number of shares, those shares will become unrestricted (“Unrestricted Stock”).

Date on Which Restrictions Lapse	Cumulative Percentage of Aggregate Number of Shares Covered by Award as to Which Restrictions Lapse
%
%
%
%

The Board may at any time accelerate the time at which the restrictions on all or any part of the Restricted Stock will lapse.

4. Tax Matters. If you make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to Restricted Stock, you must deliver to the Company, within 10 days of the filing of such election with the Internal Revenue Service, a copy of such election. You hereby acknowledge that you fully recognize and understand the Federal, state and local income tax consequences of the receipt of the Restricted Stock by you, and forfeiture of the Restricted Stock as provided in Section 3 above, and any subsequent sale by you of the Restricted Stock, including the consequences of making (or not making) a timely election under Section 83(b) of the Code with respect to the Restricted Stock. In addition, you fully understand that, at the time that you realize any gross income taxable as compensation in respect of the Restricted Stock, the Company will be required to withhold Federal, state and local taxes on the full amount of the compensation income realized by you. Accordingly, at or prior to the time that you realize any compensation income in respect to the Restricted Stock, you hereby agree to provide the Company with cash funds equal to the total Federal, state and local taxes required to be withheld by the Company in respect of such compensation income, or make other arrangements satisfactory to the Company regarding such payment. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of such compensation income shall be determined by the Company in its sole discretion.

5. Conditions to Delivery of Unrestricted Stock. Notwithstanding any other provision of the Plan or this Award, the Company will not be obligated to deliver any shares of Common Stock pursuant to this Award (i) until all conditions to this award have been satisfied, (ii) until, in the opinion of counsel to the Company, all applicable Federal and state laws and regulations have been complied with, (iii) if the outstanding Common Stock is at the time listed on any stock exchange or included for quotation on an inter-dealer system, until the shares to be delivered have been listed or included or authorized to be listed or included on such exchange or system upon official notice of notice of issuance, (iv) if it might cause the Company to issue or sell more shares of Common Stock than the Company is then legally entitled to issue or sell, and (v) until all other legal matters in connection with the issuance and delivery of such shares have been approved by counsel to the Company. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended (the “Act”), the Company may require, as a condition to exercise of this Award, such representations or agreements as counsel to the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer. If this Award is exercised by your legal or personal representative, the Company will be under no obligation to deliver Common Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

6. Transferability of Award. Neither this Award nor any of your rights under this Award or under the Plan may be assigned or transferred in any manner other than by will or under the laws of descent and distribution, except that this provision will not prohibit you from transferring shares of Unrestricted Stock. This Award may be exercised only by you. The foregoing will not, however, restrict the ability of your heirs, estate, beneficiaries, or personal or legal representatives to enforce the terms of the Plan with respect to this Award.

7. Miscellaneous. This Award is subject to the terms of the Plan in effect on the date this award is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this Award and the terms of the plan in effect on the date of this Award, the terms of the Plan will govern. This Award constitutes the entire understanding between the Company and you with respect to the subject matter hereof, and no amendment, modification or waiver of this Award, in whole or in part, will be binding upon the Company unless in writing and signed by the Company. This Award and the performances of the parties hereunder will be construed in accordance with and governed by the laws of the State of Delaware.

Please sign the copy of this Award and return it to the Company, thereby indicating your understanding of and agreement with its terms and conditions.

GSI COMMERCE, INC.

By:
Name:
Title:

I hereby acknowledge receipt of a copy of the foregoing Award and having read it hereby signify my understanding of, and my agreement with, its terms and condition.

(Signature)	(Print Name)